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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                          -------------------------


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): MARCH 10, 2000



                       RECONVERSION TECHNOLOGIES, INC.
                  -----------------------------------------
           (Exact name of registrant as specified in its charter)



       DELAWARE                       0-23100                   22-2649848
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
  of incorporation)                                        Identification No.)



               30 GARFIELD STREET SUITE B, ASHEVILLE, NC 28803
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                  (Address of principal executive offices)

      Registrants telephone number, including area code (800) 635-5765






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                         RECONVERSION TECHNOLOGIES, INC.

                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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         On March 10, 2000 Reconversion Technologies, Inc. ("Retek") merged with Logisoft Corp ("Logisoft") and eStorefronts.net Corp ("eStores") (collectively the "Acquisition"), two emerging e-commerce solutions and service companies. The Company is looking to take advantage of business opportunities arising from internet marketplace demands and therefore will begin to focus primarily on e-commerce. The purchase of Logisoft and eStrores is compatible with the Company's new direction. The majority shareholders of Logisoft and eStores required as part of the agreement caused the Company to sell its wholly-owned subsidiary Keystone Laboratories, Inc. ("KLI") and required the Company to have $5,500,000 in cash. As a result the Company sold 5,500,000 shares at a purchase price of $1.00 per share to 9 unrelated investors.

         eSTORES eStores is primarily engaged in providing a platform solution that will allow middle market companies the ability to easily conduct e-commerce domestically as well as internationally. eStores will provide web services that include native language translation and local currency exchange. Due to the wide growth of international e-commerce, eStores is poised to become the premier middle market e-commerce solutions provider.

         The selling shareholders were Robert Lamy, William Lamy, Robert Ballard, Walter Rob, James Tusty, David White, Scott Fox, David Wilkerson, Jeff Sorenson and Matthew Bailey. The aggregate purchase price was 4,500,000 shares of the Company's common stock. The purchase price was determined as a result of arms'-length negotiations between unrelated parties and was based upon a review of the financial statements, business plan and the recent valuations placed on e-commerce companies. Robert Lamy, William Lamy, and Robert Ballard were also the principal shareholders of Logisoft.

         LOGISOFT Logisoft is an internet service provider specializing in high-end corporate Web site development, including hosting and dial-up service. Logisoft's corporate Web site development won the "Best of the Web" award from the Rochester Business Journal. Additionally, Logisoft has been noticed for its Web site development by various other groups and publications.

         The shareholders of Logisoft received 7,500,000 common shares of the Company as consideration for their 100% ownership of Logisoft. Robert Lamy, William Lamy, and Robert Ballard were among the shareholders who received the 7,500,000 common shares of the Company. (1)

         KLI As mentioned above, a condition precedant to the Acquisitions was a requirement that the Company sell KLI. On March 10, 2000 Retek sold 100% of the issued and outstanding

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1 The purchase price of Logisoft was also determined as a result of arms'-length negotiations between unrelated parties and was based upon a review of financial statements, business plan and the recent valuations placed on e-commerce companies.


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shares of the capital stock in KLI. KLI is a forensic urine drug screening and confirmatory testing laboratory located in Asheville, NC. Urine laboratory tests are used primarily by employers to detect the use of illegal substances by employees and/or prospective employees. The Company views the urine laboratory industry as a highly competitive industry which is fragmented with many local, regional and national urine laboratory companies in operation.

         Mr. Joel Holt who is a former president and director of the Company has resigned as a result of the Acquisitions, purchased KLI from the Company for $720,000. (2) The purchase price was determined as a result of arms'-length negotiations between Mr. Holt and the Company's new management.(2)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  The financial statements required by this item are not included in this report and will be filed no later than 60 days from the date this report must be filed.

         (B)   PRO FORMA FINANCIAL INFORMATION

                  The pro forma financial information required by this item is not included in this report and will be filed no later than 60 days from the date this report must be filed.

         (C)    EXHIBITS

                  (1) Merger Agreement and Plan of Reorganization ("Agreement") dated March 10, 2000 by and between Retek and Logisoft. Note: The Registrant has not filed the exhibits and schedules to the Agreement on the basis that these are not material for the purposes of this filing; however, the Registrant agrees to furnish such documents to the Securities and Exchange Commission upon request.

                  (2) Agreement and Plan of Reorganization ("Agreement B") dated March 10, 2000 by and between Retek and eStores.. Note: The Registrant has not filed the exhibits and schedules to Agreement B on the basis that these are not material for the purposes of this filing; however, the Registrant agrees to furnish such documents to the Securities and Exchange Commission upon request.


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2 A note in the amount of &720,000 payable in equal monthly installments of
$60,000 each commencing April 1, 2000.

3 The prior audited financial results of KLI together with the evaluation of expected future results were the primary factors utilized in determining the sales price.



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                  (3)      Stock Purchase Agreement ("Stock Purchase") dated
                           March 10, 2000 by and between Retek and Mr. Joel Holt . Note: The Registrant has not filed the exhibits and schedules to the Stock Purchase on the basis that these are not material for the purposes of this filing; however, the Registrant agrees to furnish such documents to the Securities and Exchange Commission upon request.





                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  RECONVERSION TECHNOLOGIES, INC.
                                  (REGISTRANT)

                                  BY /S/ ROB LAMY
                                     -------------------
                                     ROB LAMY, PRESIDENT

Date: March 23, 2000






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